CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust:


We consent to the use of our report dated May 14, 2001 for Evergreen Balanced Fund, Evergreen Foundation Fund and Evergreen Tax Strategic Foundation Fund, each a portfolio of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under th ecaptions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.



                                        /s/ KPMG LLP
KPMG LLP
Boston, Massachusetts
July 26, 2001